October 16, 2024

United States Securities and Exchange
Commission Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C.
20549

Re: Nika Pharmaceuticals, Inc.

Dear Sirs/Madams,

We have read the statements under item 4.01 in Form 8-K dated October 9, 2024, of Nika Pharmaceuticals, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,
For: Olayinka Oyebola & Co

Yinka Oyebola FCA
Managing Partner/CEO